UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment of Existing Notes

On August 24, 2011, DayStar Technologies, Inc. (the “Company”) and Peter A. Lacey, Investor Company in Trust for Peter Lacey, Michael Moretti, John Gorman, Richard Schottenfeld, and William Steckel entered into an amendment (the “Amendment”) to the terms of the notes providing that the maturity date of all existing notes held by such parties would be extended to October 22, 2011. In addition, the Company and each of Investor Company in Trust for Peter Lacey and Michael Moretti agreed to amend Section 2(e) of those notes dated July 19, 2011 to provide that shares would not be issued if such issuance would cause the Company to breach its obligations under the listing rules and regulations of the Nasdaq Capital Market. The full text of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Exhibit No.	Description

EX-10.1	Amendment to Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: August 24, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Amendment to Notes